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Exhibit 10.21

WARRANT PURCHASE AGREEMENT

    THIS WARRANT PURCHASE AGREEMENT ("Agreement") is made as of March 16, 2001 (the "Effective Date"), by and between SeeBeyond Technology Corporation, a California corporation (the "Company"), and General Motors Corporation, a Delaware corporation ("GM").

    WHEREAS, GM intends to purchase a warrant from the Company, which warrant will be exercisable for shares of the Company's common stock; and

    WHEREAS, the parties hereto wish to provide for the sale and issuance of such warrant in consideration for services rendered and to be rendered to the Company by GM as contemplated by Section 3 of the Warrant;

    NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.  Issuance of the Warrant.  The Company hereby sells and issues to GM a warrant (the "Warrant") to purchase shares of the Company's common stock (collectively, the "Common Stock") as set forth therein in consideration for services rendered and to be rendered to the Company by GM as contemplated by Section 3 of the Warrant. The Warrant shall be in the form attached hereto as Exhibit A.

    2.  Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to GM that:

      2.1  Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

      2.2  Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Warrant and the Common Stock issuable upon exercise of the Warrant has been taken or will be taken prior to the Closing.

      2.3  Valid Issuance of Common Stock.

        (a) The Warrant, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will be delivered to GM free and clear of all liens, pledges, claims, encumbrances, security interest or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act of 1933, as amended, and, based on the representations of GM in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

        (b) The Common Stock, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens, pledges, claims, encumbrances, security interest or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act of 1933, as amended, and, based upon the representations of GM in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

      2.4  No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the Warrant will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company's Amended and

  Restated Articles of Incorporation or Bylaws, or any provision of any material mortgage, pledge, lien or encumbrance upon any of the properties or assets of the Company.

      2.5  Consents.  No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any third party is required in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Warrant or the Common Stock issuable upon exercise of the Warrant, except filings required pursuant to applicable federal and state securities laws and blue sky laws.

      2.6  Litigation.  Except as otherwise disclosed in the Quarterly Report on Form 10-Q (the "Form 10-Q") filed by the Company with the Securities and Exchange Commission (the "SEC") on November 14, 2000, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened, to which the Company is a party or its property is subject, which is reasonably likely to result in any material adverse change in the business or financial condition of the Company, and none which questions the validity of this Agreement or the Warrant or any action taken or to be taken in connection herewith and therewith or the right of the Company to enter into such agreements.

      2.7  Capitalization.  As of the date hereof, the Company's authorized capital stock consists of (a) 200,000,000 shares of Common Stock, and (b) 10,000,000 shares of undesignated Preferred Stock. As of March 9, 2000, 70,392,922 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding. All the aforesaid issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

      2.8  Absence of Certain Changes.  Since the date of filing of the Form 10-Q by the Company, there has not been any event or condition which has materially and adversely affected the Company's assets, properties, financial condition, operating results or business (as such business is presently conducted).

      2.9  Intellectual Property Rights.  To the Company's knowledge, the Company has all franchises, permits, licenses, and other similar authority necessary for the conduct of its business, the lack of which would materially and adversely affect the Company's assets, properties, financial condition, operating results or business (as such business is presently conducted) (the "Intellectual Property") and none of such franchises, permits, licenses or similar authority which are material to the conduct of the Company's business will expire (or may not be renewed by the Company without undue burden or expense) within three (3) years following the Effective Date. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. The Company has sufficient title and ownership of all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now being conducted, without conflict with or infringement upon any valid rights of others and the lack of which would materially and adversely affect the operations or financial condition of the Company. The Company is not aware of any third party which is infringing or violating any of the intellectual Property of the Company.

      2.10  Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, law or regulation, the violation of which would be reasonably likely to have a material adverse effect on the financial condition or operations of the Company.

      2.11  Financial Statements.  The Company's financial statements contained in the Form 10-Q (i) are in accordance with the books and records of the Company, and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited financial statements, to the absence of footnote disclosures and to changes resulting from year end audit adjustments.

      2.12  Disclosure.  Neither this Agreement nor the Warrant, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

    3.  Representations and Warranties of GM.  In connection with the transactions provided for herein, GM hereby represents and warrants to the Company that:

      3.1  Authorization.  This Agreement constitutes GM's valid and legally binding obligation, enforceable in accordance with its terms.

      3.2  Purchase Entirely for Own Account.  GM acknowledges that this Agreement is made with GM in reliance upon GM's representation to the Company that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the "Securities") will be acquired for investment for GM's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that GM has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, GM further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. GM represents that it has full power and authority to enter into this Agreement.

      3.3  Disclosure of Information.  GM acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. GM further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

      3.4  Investment Experience.  GM is an investor in securities of companies in the technology business and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. GM also represents it has not been organized solely for the purpose of acquiring the Securities.

      3.5  Accredited Investor.  GM is an "accredited investor" within the meaning of Rule 501 of Regulation D of the SEC, as presently in effect.

      3.6  Restricted Securities.  GM understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, GM represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      3.7  Further Limitations on Disposition.  Without in any way limiting the representations set forth above, GM further agrees not to make any disposition of all or any portion of the Securities until either:

        (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

        (b) (i) GM shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, GM shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

      3.8  Legend.  It is understood that the Securities shall bear the following legend:

      "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act."

    4.  California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

    5.  Miscellaneous.

      5.1  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except in accordance with the Warrant, the Warrant cannot be assigned by GM without the express written consent of the Company, except when such assignment is to an affiliate of GM.

      5.2  Arbitration.

        (a) In the event of any dispute arising hereunder with respect to a breach of any representation and warranty or other provision hereof, or with respect to the transactions contemplated hereby, the Company and GM shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such dispute. If the Company and GM should so agree, a memorandum setting forth such agreement shall be prepared and signed by such parties and shall be binding upon such parties and each other or transferee of any of the Securities.

        (b) If no such agreement can be reached after good faith negotiation, either the Company or GM may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or such parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, the Company and GM shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the Company and GM or transferee of any of the Securities.

        (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction; however, the parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the rendering of any such judgment. Any such arbitration shall be held in Los Angeles County, California under the commercial rules then in effect of the American Arbitration Association.

      5.3  Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

      5.4  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.5  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      5.6  Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by delivery by confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      If to the Company:

      SeeBeyond Technology Corporation
      404 E. Huntington Drive
      Monrovia, CA 91016
      Attn.: Chief Executive Officer
      Facsimile: 626-471-6103

      If to GM:

      General Motors Corporation
      767 Fifth Avenue, 14th Floor
      New York, NY 10153
      Attn: Treasurer
      Facsimile: 212-418-3630

      With a copy to:

      General Motors Legal Staff
      3031 West Grand Boulevard
      Detroit, MI 48202
      Mailcode: 482-208-870
      Attn: Karen Merkle
      Facsimile: 313-974-1688

      5.7  Finder's Fee.  Each party represents that it neither is or will be obligated for any finder's fee or commission in connection with this transaction. GM agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which GM or any of its officers, partners, employees, or representatives is responsible.

      The Company agrees to indemnify and hold harmless GM from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

      5.8  Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      5.9  Reservation of Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon exercise of the Warrant.

      5.10  Entire Agreement; Amendments and Waivers.  This Agreement the Warrant, and the Registration Rights Agreement (as amended per the terms of Section 9 of the Warrant), constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and GM. Any waiver or amendment effected in accordance with this Section shall be binding upon GM, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

      5.11  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SEEBEYOND TECHNOLOGY CORPORATION
	By:	/s/ JAMES DEMETRIADES James Demetriades Chief Executive Officer
Address:	404 E. Huntington Drive Monrovia, CA 91016

GENERAL MOTORS CORPORATION
	By:	/s/ RALPH SZYGENDA
	Name:	Ralph Szygenda
	Title:	Group Vice President and CIO
Address:

SIGNATURE PAGE TO SEEBEYOND TECHNOLOGY CORPORATION WARRANT PURCHASE AGREEMENT

EXHIBIT A

  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Void after
March 16, 2006

SEEBEYOND TECHNOLOGY CORPORATION
WARRANT TO PURCHASE SHARES OF COMMON STOCK

    This Warrant is issued to General Motors Corporation, a Delaware corporation ("GM"), by SeeBeyond Technology Corporation, a California corporation (the "Company"), on March 16, 2001 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Warrant Purchase Agreement (the "Purchase Agreement") dated as of March 16, 2001.

    1.  Purchase of Shares.  Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 625,000 fully paid and nonassessable shares of the Common Stock of the Company, as more fully described below. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

    2.  Purchase Price.  The per share purchase price for the Shares (the "Exercise Price") shall be $11.34. The Exercise Price shall be adjusted from time to time pursuant to Section 8 hereof.

    3.  Exercise Period.

      (a) This Warrant may be exercised at the sole discretion of GM (subject to the conditions set forth herein) as to such number of Shares as is determined in accordance with Section 3(b) hereof; and this Warrant shall remain so exercisable with respect to such Shares until the earliest to occur of (i) 5:00 p.m. (California time) on March 16, 2006, or (ii) subject to Section 11 hereof, the date of the closing of the transaction contemplated by an agreement (A) to sell or transfer all or substantially all of the Company's assets in an arm's-length transaction to another entity that is not an "affiliate" of the Company as "affiliate" is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") or (B) pursuant to which the Company is to be acquired by another entity that is not an affiliate of the Company as "affiliate" is defined in Rule 405 of the Securities Act by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company to persons or entities that were not shareholders of the Company prior to such transaction.

      (b) Starting on the date hereof, this Warrant shall be exercisable for 175,000 Shares of the Company's Common Stock. As to the additional 450,000 Shares subject to this Warrant, the holder of this Warrant understands that this Warrant shall become exercisable for (i)(A) 87,500 Shares of the Company's Common Stock on the date that is six (6) months from the date hereof, (B) 87,500 Shares of the Company's Common Stock on the date that is twelve (12) months from the date hereof, (C) 100,000 Shares of the Company's Common Stock on the date that is eighteen (18) months from the date hereof, (D) 100,000 Shares of the Company's Common Stock on the date that is twenty-four (24) months from the date hereof, (E) 37,500 Shares of the Company's Common Stock on the date that is thirty (30) months from the date hereof, and (F) 37,500 Shares of the Company's Common Stock on the date that is thirty-six (36) months from the date hereof (each such date being referred to as a "Date"), and (ii) subject, in each instance, to the achievement of the milestones which correspond to such Date as set forth in a vesting schedule to be agreed upon by the Company and GM.

    4.  Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

       (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

      (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

    5.  Net Exercise.  In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)

X =	A
Where
X —	The number of shares of Common Stock to be issued to the holder of this Warrant.
Y —	The number of shares of Common Stock as to which this Warrant is being exercised.
A —	The Fair Market Value (as defined herein) of one share of the Company's Common Stock.
B —	The Exercise Price (as adjusted to the date of such calculations).

    For purposes of this Section 5 and Section 2 hereof, the fair market value of one share of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any stock exchange or nation market system (i.e., the Nasdaq National Market) on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value. If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share as shall be determined in good faith by the Company's Board of Directors.

    6.  Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within twenty (20) days of the delivery of the subscription notice.

    7.  Issuance of Shares.  The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

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    8.  Adjustment of Exercise Price and Number of Shares.  The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

      (a) Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

      (b) Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

      (c) Adjustment to Exercise Price in Certain Events.  If, prior to the date this Warrant is exercisable as to all of the Shares, the Company (i) issues and sells shares of its Common Stock in a public offering in which shares of Common Stock are registered pursuant to the Securities Act, (ii) issues and sells shares of its Common Stock in a private placement financing transaction resulting in proceeds to the Company of at least $10.0 million, or (iii) issues a warrant to purchase at least 100,000 shares of Common Stock to a strategic commercial partner, and the per share price paid by investors in such transaction (or the exercise price of the warrant, as the case may be) is less than the Exercise Price (as adjusted for stock splits, if any, pursuant to Section 8 hereof) of this Warrant, then the Exercise Price as to the unexercised portion of this Warrant shall automatically become such lower price per share.

      (d) Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

    9.  Registration Rights.  The Company shall effectuate, simultaneous with the execution of this Warrant and the Purchase Agreement, an amendment of that certain Registration Rights Agreement dated as of May 8, 1998 (the "Rights Agreement") by and among the Company and certain of its

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investors so that the Shares issuable upon exercise of this Warrant shall have registration rights which are pari passu to the rights granted in Section 6 ("Company Registrations") and Section 8 ("Registration on Form S-3") of the Rights Agreement to investors which are a party thereto.

    10. Co-Sale Right.

      (a) Subject to subsection 10(b) below, in the event that the Company proposes to sell a number of shares of its Common Stock which is more than fifteen percent (15%) of the then-outstanding shares of Common Stock of the Company for cash in a public offering in which shares of Common Stock are registered pursuant to the Securities Act or in a private placement financing transaction, the Company shall deliver to GM a written notice describing the proposed sale (the "Proposed Sale") stating: (i) the identity of the proposed purchaser(s), if applicable, (ii) the number of shares proposed to be offered by the Company (the "Offered Shares"), and (iii) the cash price at which the Company proposes to transfer the Offered Shares (the "Offered Price"). In such event, GM shall have the right to sell a number of Shares held by GM which have been acquired solely upon exercise of this Warrant and the number of Offered Shares to be sold by the Company shall be reduced on a share for share basis. In no event shall the number of Shares to be sold by GM exceed the number of shares sold by the Company in such a transaction.

      (b) The rights granted in Section 10(a) shall not apply to any of the following transactions: (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); (B) a sale of all or substantially all of the assets of the Company; or (C) any issuance of shares pursuant to an employee benefit plan, stock option plan or employee stock purchase plan.

      (c) The rights granted to GM in this Section 10 are expressly subject to (i) the Company's ability to fully comply with federal and state securities laws, and (ii) in the event that the Proposed Sale involves an underwritten public offering, the discretion of the underwriters of such offering as set forth in Section 6(b) of the Rights Agreement.

    11. Change of Control of the Company.  If at any time the Company proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Company or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Company shall give the Holder of this Warrant ten (10) days prior written notice of the proposed closing date of such transaction, and if this Warrant has not been exercised by or on the closing date of such transaction, it shall terminate.

    12. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

    13. No Stockholder Rights.  Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

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    14. Successors and Assigns.  The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company its successors and assigns. This Warrant cannot be assigned by GM without the express written consent of the Company. Notwithstanding the foregoing, this Warrant may be assigned, sold or otherwise transferred to an affiliate of GM, and such assignment, sale or transfer shall not require the consent of the Company so long as such assignment, sale or transfer complies with applicable laws, rules and regulations. In the event of a merger or acquisition in which the Company is not the surviving entity, the Company shall obtain written confirmation from the successor entity as to the valid and binding nature of this Warrant on such successor entity. Notwithstanding the foregoing, this Warrant may be pledged by GM in connection with a hedging transaction not involving the Company's stock without the prior written consent of the Company, so long as such transaction and pledge complies with applicable laws, rules and regulations.

    15. Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and GM. Any waiver or amendment effected in accordance with this Section shall be binding upon GM, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

    16. Governing Law.  This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

SEEBEYOND TECHNOLOGY CORPORATION
	By:	/s/ JAMES DEMETRIADES James Demetriades Chief Executive Officer
Address:	404 E. Huntington Drive Monrovia, CA 91016
Agreed to:
GENERAL MOTORS CORPORATION
	By:	/s/ RALPH SZYGENDA
	Name:	Ralph Szygenda
	Title:	Group Vice President and CIO
Address:

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SUBSCRIPTION

SeeBeyond Technology Corporation
Attention: Corporate Secretary

    The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock issued by SeeBeyond Technology Corporation and held by the undersigned,                  shares of Common Stock of SeeBeyond Technology Corporation.

    Payment of the exercise price per share required under such Warrant accompanies this Subscription.

    The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANTHOLDER:
GENERAL MOTORS CORPORATION

By:

Name:

Title:

Address:

Date:
Name in which shares should be registered:

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WARRANT PURCHASE AGREEMENT
EXHIBIT A